Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference into the Registration Statement No. 333-171609 on Form S-8 pertaining to the India Globalization Capital, Inc. 2008 Omnibus Incentive Plan of our report dated July 14, 2012 with respect to the consolidated financial statements of India Globalization Capital Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2012.

YOGANANDH & RAM
Chennai, India
July 14, 2012